Exhibit 10.2

This instrument was prepared by and

after recording return to:

Rubin, Ehrlich & Buckley, P.C.

Princeton Plaza

731 Alexander Road

Princeton, New Jersey 08540

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

Peridot Properties I, LLC,

a Colorado limited liability company

(Grantor)

to

The Public Trustee of El Paso County, as Trustee

(Trustee)

for the benefit of

LaSalle Bank National Association,

a national banking association

(Beneficiary)

October 22, 2001

i

19.	Uniform Commercial Code Security Agreement and Fixture Filing	25

20.	Events of Default; Acceleration of Indebtedness; Remedies	25

21.	Entity; Remedies	26

22.	Expenditures and Expenses	28

23.	Application of Proceeds of Sale	29

24.	Appointment of Receiver	29

25.	Forbearance by Beneficiary Not a Waiver	30

26.	Waiver of Statute of Limitations	30

27.	Waiver of Homestead and Redemption	30

28.	Jury Trial Waiver	30

29.	Indemnification	31

30.	Duty to Defend	31

31.	ERISA	32

32.	No Oral Change	32

33.	Notice	32

34.	Successors and Assigns Bound; Joint and Several Liability; Agents; Captions	32

35.	Governing Law; Severability	32

36.	Release	33

37.	Covenants Running with the Land	33

38.	Terms	33

39.	Loss of Note	33

40.	Changes in the Laws Regarding Taxation	33

41.	Substitution of Trustee	33

42.	Exculpation	33

43.	Disclosure of Information	33

44.	Sale of Loan; Securitization	34

45.	Intentionally Omitted	34

46.	Actions and Proceedings	34

47.	No Third Party Beneficiaries	34

48.	Exhibits and Riders	34

49.	Counterparts	35

    Exhibit A - Legal Description

    Exhibit B - Personal Property Description

    Exhibit C - Pending and Threatened Litigation

    Exhibit D - Tenants-In-Common Agreement

Defined Terms

As used in this Deed of Trust, the following terms shall have the following meanings assigned to them:

Grantor	Peridot Properties I, LLC, a Colorado limited liability company

Grantor’s Address	1625 Larimer Street, #2005, Denver, Colorado 80202

Beneficiary	LaSalle Bank National Association, a national banking association, and its successors and assigns as holders of the Note

Beneficiary’s Address	135 S. LaSalle Street, Suite 1225, Chicago, Illinois 60603 Attention: Real Estate Capital Markets Re: Academy Point Loan #01-06-010

Trustee	The Public Trustee of El Paso County

Trustee’s Address	105 East Vermijo Avenue, Suite 101, Colorado Springs, Colorado 80903

Note	That Promissory Note of even date herewith made by Grantor to the order of Beneficiary in the Principal Amount, together with all notes issued in substitution or exchange therefor, as any of the foregoing may be amended, modified or supplemented from time to time

Principal Amount	$6,695,000.00

Maturity Date	November 1, 2011

Land	The property described on Exhibit A to this Deed of Trust

Personal Property	The property described on Exhibit B to this Deed of Trust

Replacement Reserve Monthly Payment	$1,535.00

TI and Leasing Reserve Monthly Payment	$11,121.00

Permitted Use	Office Building

Principals	Edward M. Warner

Best’s Rating	A General Policy Rating of A: VIII or better in Best’s Key Rating Guide.

THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (“Deed of Trust”) is made as of the 22nd day of October, 2001, by Grantor to Trustee, for the benefit of Beneficiary.

R E C I T A L S:

A. Grantor has executed and delivered to Beneficiary the Note (which is hereinafter referred to as the “Note”), providing for monthly installments of principal and interest, with the balance thereof, if not sooner due or paid as set forth in the Note, due and payable on November 1, 2011 (the “Maturity Date”);

B. Beneficiary wishes to secure (i) the prompt payment of the Note, together with all interest thereon in accordance with the terms of the Note, as well as the prompt payment of any additional indebtedness accruing to Beneficiary on account of any future payments, advances or expenditures made by Beneficiary pursuant to the Note or this Deed of Trust or any other agreement, document, or instrument securing the payment of the indebtedness evidenced by the Note (the Note, this Deed of Trust, and any other documents evidencing or securing the indebtedness evidenced by the Note or executed in connection therewith, and any modification, renewal, extension thereof, are hereinafter collectively referred to as the “Loan Documents”), and (ii) the prompt performance of each and every covenant, condition, and agreement now or hereafter arising contained in the Loan Documents of Grantor or any “Principal” (as defined in the Note). All payment obligations of Grantor or any Principal are hereinafter sometimes collectively referred to as the “Indebtedness” and all other obligations of Grantor or any Principal are hereinafter sometimes collectively referred to as the “Obligations”.

C. The Schedule of Defined Terms appearing immediately before this page is incorporated into this Deed of Trust by reference with the same force and effect as if contained in the body hereof.

NOW, THEREFORE, TO SECURE TO BENEFICIARY the repayment of the Indebtedness and the performance of the Obligations, Grantor has mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned, hypothecated and granted and by these presents Grantor has executed this Deed of Trust and does hereby irrevocably deed, mortgage, give, grant, bargain, sell, alien, enfeoff, pledge, transfer, convey, confirm, warrant, pledge, assign, hypothecate and grant a security interest in and to Trustee, IN TRUST, WITH POWER OF SALE, the following described property and all proceeds thereof (which property is hereinafter sometimes collectively referred to as the “Property”):

A. The Land;

B. All improvements of every nature whatsoever now or hereafter situated on the Land and owned by Grantor (the “Improvements”), and all machinery, furnishings, equipment, fixtures, mechanical systems and other personal property now or hereafter owned by Grantor and used in connection with the operation of the Improvements;

C. All easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, wells, well rights (including without limitation, shares of stock evidencing the same), ditch rights, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Grantor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

D. All agreements affecting the use, enjoyment or occupancy of the Land and/or Improvements now or hereafter entered into (the “Leases”), including any and all guaranties of such Leases, and the immediate and continuing right to collect all rents, income, receipts, royalties, profits, issues, service reimbursements, fees, accounts receivables, revenues and prepayments of any of the same from or related to the Land and/or Improvements from time to time accruing under the Leases and/or the operation of the Land and/or Improvements (the “Rents”), reserving to Grantor, however, so long as no “Event of Default” (hereinafter defined) has occurred hereunder, a revocable license to receive and apply the Rents in accordance with the terms and conditions of Paragraph 13 of this Deed of Trust;

E. The Personal Property;

F. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Land and the Improvements, whether from the exercise of the right of eminent domain or condemnation (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Land and Improvements;

G. All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

H. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims; and

I. Any and all proceeds and products of any of the foregoing and any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Indebtedness and the performance of Grantor’s obligations under the Loan Documents, including (without limitation) the Replacement Reserve, the TI and Leasing Reserve, and all other escrows established with Beneficiary by Grantor.

TO HAVE AND TO HOLD the Property and all parts thereof, together with the rents, issues, profits and proceeds thereof, unto and to the use, benefit and advantage of Beneficiary, forever, in Trust, subject, however, to the terms, covenants, and conditions herein.

At no time shall the principal amount of the Indebtedness, not including sums advanced in accordance herewith to protect the security of this Deed of Trust, exceed two hundred percent (200%) of the original amount of the Note.

Grantor covenants and agrees with Trustee and Beneficiary as follows:

1. Payment of Indebtedness; Performance of Obligations. Grantor shall promptly pay when due the Indebtedness and shall promptly perform all Obligations.

2. Taxes and Other Obligations. Grantor shall pay, when due, and before any interest, collection fees or penalties shall accrue, all taxes, assessments, fines, impositions and other charges and obligations, including charges and obligations for any present or future repairs or improvements made on the Property, or for any other goods or services or utilities furnished to the Property, which may become a lien on or charge against the Property prior to this Deed of Trust, subject, however, to Grantor’s right to contest such lien or charge upon the posting of security reasonably satisfactory to Beneficiary so long as such contest stays the enforcement or collection of such lien or charge. Should Grantor fail to make such payments, Beneficiary may, at its option and at the expense of Grantor, pay the amounts due for the account of Grantor. Upon the request of Beneficiary, Grantor shall immediately furnish to Beneficiary all notices of amounts due and receipts evidencing payment. Grantor shall promptly notify Beneficiary of any lien on all or any part of the Property and shall promptly discharge any unpermitted lien or encumbrance.

3. Reserves for Taxes/Insurance/Replacement Reserve/Tenant Improvements and Leasing Reserve.

(a) Grantor shall pay to Beneficiary, at the time of and in addition to the monthly installments of principal and/or interest due under the Note, a sum equal to 1/12 of the amount estimated by Beneficiary from time to time to be sufficient to enable Beneficiary to pay at least 30 days before they become due and payable, all taxes, assessments and other similar charges levied against the Property. So long as no Event of Default exists hereunder, Beneficiary shall apply the sums so paid by Grantor to pay such tax items. These sums shall be commingled with the general funds of Beneficiary, and no interest shall be payable thereon nor shall these sums constitute trust funds. If such amount on deposit with Beneficiary is insufficient to fully pay such tax items, Grantor shall, within 10 days following notice at any time from Beneficiary, deposit such additional sum as may be required for the full payment of such tax items. Upon the Maturity Date, the moneys then remaining on deposit with Beneficiary or its agent shall, at Beneficiary’s option, be applied against the Indebtedness. The obligation of Grantor to pay such tax items is not affected or modified by the provisions of this paragraph, however, provided no Event of Default has occurred, Beneficiary shall utilize the funds collected hereunder (but only to the extent of said funds) to pay the tax items as they come due.

(b) Grantor shall pay to Beneficiary, at the time of and in addition to the monthly installments of principal and/or interest due under the Note, a sum equal to 1/12 of the amount estimated by Beneficiary from time to time to be sufficient to enable Beneficiary to pay at least 30 days before they become due and payable, all insurance premiums due for the renewal of the coverage afforded by the insurance policies required hereunder upon the expiration thereof. So long as no Event of Default exists hereunder, Beneficiary shall apply the sums so paid by Grantor to pay such insurance premiums. These sums shall be commingled with the general funds of Beneficiary, and no interest shall be payable thereon nor shall these sums constitute trust funds. If such amount on deposit with Beneficiary is insufficient to fully pay such insurance premiums, Grantor shall, within 10 days following notice at any time from Beneficiary, deposit such additional sum as may be required for the full payment of such insurance premiums. Upon the Maturity Date, the moneys then remaining on deposit with Beneficiary or its agent shall, at Beneficiary’s option, be applied against the Indebtedness. The obligation of Grantor to pay such insurance premiums is not affected or modified by the provisions of this paragraph, however, provided no Event of Default has occurred, Beneficiary shall utilize the funds collected hereunder(but only to the extent of said funds) to pay the insurance premiums as they come due.

(c) At the time of and in addition to the monthly installments of principal and/or interest due under the Note, Grantor shall pay to Beneficiary the Replacement Reserve Monthly Payment (such payments shall be referred to as “Replacement Reserve”). Upon the occurrence and during the continuation of any Event of Default, Borrower shall resume making the Replacement Reserve Monthly Payment without regard to the balance cap provided above. The Replacement Reserve may be commingled with the general funds of Beneficiary and no interest shall be payable thereon nor shall such Reserve constitute trust funds. The funds contained in the Replacement Reserve shall be utilized by Grantor solely for capital improvements approved in advance by Beneficiary. Beneficiary shall reimburse Grantor from the Replacement Reserve for the actual cost of such approved capital improvements upon Grantor’s providing Beneficiary with paid receipts, lien waivers, photographs and other documentation deemed necessary by Beneficiary with minimum draws of $10,000.00, which shall occur no more frequently than once per month. Grantor hereby grants Beneficiary a security interest in the Replacement Reserve and shall execute any other documents and take any other actions necessary to provide Beneficiary with a perfected security interest in the Replacement Reserve. Upon payment in full of the Indebtedness and provided no Event of Default has occurred which remains uncured, Beneficiary shall refund to Grantor any portion of the Replacement Reserve then on deposit with Beneficiary.

(d) At the time of and in addition to the monthly installments of principal and/or interest due under the Note, Grantor shall pay to Beneficiary monthly deposits in the amount of the TI and Leasing Reserve Monthly Payment for approved tenant improvements and leasing commissions (such payments shall be referred to as the “TI and Leasing Reserve”). Grantor shall continue to make the TI and Leasing Reserve Monthly Payment until the balance of the TI and Leasing Reserve is at least $325,000.00. During such times during the term of the loan as the balance in the TI and Leasing Reserve is at least $325,000.00, Grantor may cease making the TI and Leasing Reserve Payment. In the event that the balance of the TI and Leasing Reserve held by Beneficiary is subsequently reduced below $325,000.00 because of expenditures made hereunder, Grantor shall resume making the TI and Leasing Reserve Monthly Payment until the balance of the TI and Leasing Reserve is restored to at least $325,000.00. Upon the occurrence and during the continuation of any Event of Default, Grantor shall resume making the TI and Leasing Reserve Monthly Payment without regard to the balance limitation provided above. The TI and Leasing Reserve, the TI and Leasing Reserve Monthly Payment and the $325,000.00 balance limitation provided above may, at the discretion of Beneficiary, be increased from time to time during the term of the Loan based upon vacancy levels and scheduled lease expirations. The TI and Leasing Reserve may be commingled with the general funds of Beneficiary and no interest shall be payable thereon nor shall such Reserve constitute trust funds. The funds contained in the TI and Leasing Reserve shall be utilized by Grantor solely for tenant improvements and leasing commissions approved in advance by Beneficiary. Beneficiary shall reimburse Grantor from the TI and Leasing Reserve for the actual cost of such approved tenant improvements and leasing commissions upon Grantor’s providing Beneficiary with invoices, paid receipts, lien waivers, photographs and other documentation deemed necessary by Beneficiary with minimum draws of $10,000.00, which shall occur no more frequently than once per month. Grantor hereby grants Beneficiary a security interest in the TI and Leasing Reserve and shall execute any other documents and take any other actions necessary to provide Beneficiary with a perfected security interest in the TI and Leasing Reserve. Upon payment in full of the Indebtedness and provided no Event of Default has occurred which remains uncured, Beneficiary shall refund to Grantor any portion of the TI and Leasing Reserve then on deposit with Beneficiary.

(e) On the date hereof and in lieu of making the TI and Leasing Reserve Monthly Payment to Beneficiary on a monthly basis, Grantor shall deliver to Beneficiary an unconditional, irrevocable letter of credit in the amount of $325,000.00 (the “LC Amount”)(the “TI Letter of Credit”) in such form, and issued by such financial institution, as shall be acceptable to Beneficiary in its sole and absolute discretion. The TI Letter of Credit shall remain in place for the entire term of the Loan and shall serve as additional security for the Loan. Beneficiary may draw upon the TI Letter of Credit upon the occurrence of an Event of Default and shall, inter alia (1) be in an amount of at least the LC Amount; (2) provide that it shall automatically renew, annually, unless written notice is received by Beneficiary at least sixty (60) days prior to the then current expiration date; (3) permit a draw upon presentation of a draft accompanied by a statement signed by an individual purporting to be an officer of Beneficiary or its assignee stating that the beneficiary is entitled to draw under the TI Letter of Credit because (A) there has been an Event of Default under the Loan Documents, (B) the TI Letter of Credit has not been renewed or extended at least sixty (60) days prior to its then current expiration date, or (C) the Beneficiary has determined that tenant improvements or leasing commissions are not being conducted or timely paid. The determination to be made under the preceding subparagraphs (A) through (C) shall be made in the sole discretion of the Beneficiary. Grantor hereby acknowledges that (1) the TI Letter of Credit shall at no time be construed to be held in trust or escrow, and (2) the proceeds of the TI Letter of Credit shall not be made available at any time to Grantor in those circumstances that the TI and Leasing Reserve would otherwise be available to Grantor and shall be held as additional security for the Loan. The TI Letter of Credit shall be for an initial period of not less than one (1) year and shall automatically renew annually, unless written notice is received by Beneficiary, within sixty (60) days of the expiration of the TI Letter of Credit, without any requirement of notice or demand by Beneficiary until the Indebtedness is fully satisfied. Upon Beneficiary’s receipt of the sixty (60) day notice that the TI Letter of Credit will not be automatically renewed, Grantor shall have five (5) business days from Beneficiary’s receipt of said notice to provide a replacement TI Letter of Credit in form and content acceptable to Beneficiary and subject to the same terms and conditions herein relating to the initial TI Letter of Credit issued. In the event Grantor fails to provide an acceptable replacement TI Letter of Credit as set forth above, Beneficiary shall have the unconditional right to draw against the entire amount of the TI Letter of Credit prior to the expiration thereof (“Draw Date”), the proceeds of which shall be held by Beneficiary as additional security for the Loan. The failure of the issuing financial institution to honor a draw request of Beneficiary which complies with the draw requirements of the TI Letter of Credit shall constitute an Event of Default. Beneficiary shall have no obligation to return the TI Letter of Credit until the Indebtedness is fully satisfied. The initial TI Letter of Credit and any replacement TI Letter of Credit shall be deemed to be the “TI Letter of Credit” unless the context otherwise indicates. Upon payment in full of the Indebtedness and provided no Event of Default has occurred which remains uncured and further provided the TI Letter of Credit has not been drawn upon, Beneficiary shall return the TI Letter of Credit to Grantor.

(f) Upon the occurrence of an Event of Default, Beneficiary may draw upon the TI Letter of Credit and may apply any amounts then held in any of the Reserves described above to the payment of the Indebtedness in such order as Beneficiary may elect in its sole and absolute discretion.

4. Use of Property. Unless required by applicable law, Grantor shall not permit changes in the use of any part of the Property from the use existing at the time this Deed of Trust was executed, which use Grantor represents and warrants is limited to the Permitted Use and related uses. Grantor shall not initiate or acquiesce in a change in the zoning classification of the Property without Beneficiary’s prior written consent.

5. Insurance and Condemnation. Grantor shall keep the Improvements insured, and shall maintain during the entire term of this Deed of Trust general liability coverage and such other coverages requested by Beneficiary, by carrier(s), in amounts and in form at all times satisfactory to Beneficiary, which carrier(s), amounts and form shall not be changed without the prior written consent of Beneficiary. All such policies of insurance shall be issued by insurers qualified under the laws of the state in which the Land is located, duly authorized and licensed to transact business in such state and reflecting the Best’s Rating. Grantor shall maintain all coverages on the Property as are required by Beneficiary at the closing of the Loan, and all other coverages as may be deemed necessary by Beneficiary from time to time during the term of the Loan. Unless Grantor provides Beneficiary with evidence of the insurance coverage required by this Grantor, Beneficiary may purchase insurance at Grantor’s expense to protect Beneficiary’s interests in the Property and to maintain the insurance required by this Grantor. This insurance may, but need not, protect Grantor’s interests. The coverage purchased by Beneficiary may not pay any claim made by Grantor or any claim that is made against Grantor in connection with the Property or any required insurance policy. Grantor may later cancel any insurance purchased by Beneficiary, but only after providing Beneficiary evidence that Grantor has obtained insurance as required by this Grantor. If Beneficiary purchases insurance for the Property or insurance otherwise required by this Grantor, Grantor will be responsible for the costs of that insurance, including interest and other charges imposed by Beneficiary in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Indebtedness. The costs of the insurance may be more than the cost of insurance Grantor is able to obtain on its own.

In case of loss or damage by fire or other casualty, Grantor shall give immediate written notice thereof to the insurance carrier(s) and to Beneficiary.     Beneficiary is authorized and empowered to make or file proofs of loss or damage (in each case only so long as such loss or damage is equal to or greater than $25,000.00) and to settle and adjust any claim under insurance policies which insure against such risks, or to direct Grantor, in writing, to agree with the insurance carrier(s) on the amount to be paid in regard to such loss.

Grantor shall immediately notify Beneficiary of any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, and Grantor shall appear in and prosecute any such action or proceeding unless otherwise directed by Beneficiary in writing. Grantor authorizes Beneficiary, at Beneficiary’s option, as attorney-in-fact for Grantor, to commence, appear in and prosecute, in Beneficiary’s or Grantor’s name, any action or proceeding relating to any condemnation or other taking of the Property, whether direct or indirect, and to settle or compromise any claim in connection with such condemnation or other taking, provided such claim is for an amount equal to or greater than $25,000.00. The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Beneficiary as further security for the payment of the Indebtedness and performance of the Obligations.

Provided no Event of Default then exists hereunder, the net insurance proceeds and net proceeds of any condemnation award (in each case after deducting only of Beneficiary’s reasonable costs and expenses, if any, in collecting the same) shall be made available for the restoration or repair of the Property if, in Beneficiary’s sole judgment (a) restoration or repair and the continued operation of the Property is economically feasible, (b) the value of Beneficiary’s security is not reduced, (c) the loss or condemnation, as applicable, does not occur in the 6-month period preceding the stated Maturity Date and Beneficiary’s independent consultant certifies that the restoration of the Property can be completed at least 90 days prior to the Maturity Date, and (d) Grantor deposits with Beneficiary an amount, in cash, which Beneficiary, in its sole discretion, determines is necessary, in addition to the net insurance proceeds or net proceeds of any condemnation award, as applicable, to pay in full the cost of the restoration or repair. Notwithstanding the foregoing, it shall be a condition precedent to any disbursement of insurance proceeds held by Beneficiary hereunder that Beneficiary shall have approved (x) all plans and specifications for any proposed repair or restoration, (y) the construction schedule and (z) the architect’s and general contractor’s contract for all restoration that exceeds $25,000.00 in the aggregate. Beneficiary may establish other conditions it deems reasonably necessary to assure the work is fully completed in a good and workmanlike manner free of all liens or claims by reason thereof. Grantor’s deposits made pursuant to this paragraph shall be used before the net insurance proceeds or net proceeds of any condemnation award, as applicable, for such restoration or repair. If the net insurance proceeds or net proceeds of any condemnation award, as applicable, are made available for restoration or repair, such work shall be completed by Grantor in an expeditious and diligent fashion, and in compliance with all applicable laws, rules and regulations. At Beneficiary’s option, the net insurance proceeds or net proceeds of any condemnation award, as applicable, shall be disbursed pursuant to a construction escrow acceptable to Beneficiary. If following the final payments for the completion of such restoration or repair there are any net insurance proceeds or net proceeds of any condemnation award, as applicable, remaining, such proceeds shall be paid (i) to Grantor to the extent Grantor was required to make a deposit pursuant to this paragraph, (ii) then to Beneficiary to be applied to the Indebtedness, whether or not due and payable until paid in full, and (iii) then to Grantor. If an Event of Default then exists, or any of the conditions set forth in subparagraphs (a) through (d) of this Paragraph 5 have not been met or satisfied, the net insurance proceeds or net proceeds of any condemnation award, as applicable, shall be applied to the Indebtedness, whether or not due and payable, with any excess paid to Grantor.

6. Preservation and Maintenance of Property. Grantor (a) shall not commit waste or permit impairment or deterioration of the Property; (b) shall not abandon the Property; (c) shall keep the Property in good repair and restore or repair promptly, in a good and workmanlike manner, all or any part of the Property to the equivalent of its original condition, ordinary wear and tear excepted, or such other condition as Beneficiary may approve in writing, upon any damage or loss thereto, if net insurance proceeds are made available to cover in whole or in part the costs of such restoration or repair; (d) shall comply with all laws, ordinances, regulations and requirements of any governmental body, and all requirements of any documents applicable to the Property; (e) shall provide for management of the Property by Grantor or by a property manager satisfactory to Beneficiary pursuant to a contract in form and substance satisfactory to Beneficiary; (f) shall not take any steps whatsoever to convert the Property, or any portion thereof, to a condominium or cooperative form of management; (g) shall not install or permit to be installed on the Property any underground storage tank or above-ground storage tank without the written consent of Beneficiary; and (h) shall give notice in writing to Beneficiary of and, unless otherwise directed in writing by Beneficiary, appear in and defend any action or proceeding purporting to affect the Property, the security granted by the Loan Documents or the rights or powers of Beneficiary and/or Trustee. Neither Grantor nor any tenant or other person shall remove, demolish or alter any Improvement or any fixture, equipment, machinery or appliance in or on the Land and owned or leased by Grantor except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

7. Protection of Beneficiary’s Security; Leases. If Grantor fails to pay the Indebtedness or perform the Obligations, or if any action or proceeding is commenced which affects the Property, Trustee or Beneficiary, at Beneficiary’s option, Beneficiary may make such appearances, disburse such sums and take such action as Beneficiary deems necessary, in its sole discretion, to protect the Property or Beneficiary’s or Trustee’s respective interests herein, including entry upon the Property to make repairs and perform environmental tests and studies. Any amounts disbursed by Beneficiary pursuant to this Paragraph 7 (including attorneys’ costs and expenses), with interest thereon at the “Default Rate” (defined in the Note) from the date of disbursement, shall become additional Indebtedness of Grantor secured by the Loan Documents and shall be due and payable on demand. Nothing contained in this Paragraph 7 shall require Beneficiary to incur any expense or take any action hereunder.

Grantor shall not be authorized to enter into any ground lease of the Property, without Beneficiary’s prior written approval. Grantor shall not, without Beneficiary’s prior written consent, modify, amend, surrender or terminate any Lease, which approval shall not be unreasonably withheld or delayed. All Leases of space in the Property shall be on the form of lease previously approved by Beneficiary with tenants and for a use acceptable to Beneficiary. All Leases of space in the Property executed or renewed after the date hereof must be approved by Beneficiary prior to the execution thereof by Grantor.

Notwithstanding anything contained herein to the contrary, Grantor may enter into a proposed Lease (including the amendment, renewal or extension of an existing Lease (“a Renewal Lease”)) without the prior written consent of Beneficiary, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease or Renewal Lease is executed by Grantor (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arms-length transaction with a bona fide, independent third party tenant, (iii) is written on the standard form of lease previously approved by Beneficiary, (iv) is not for premises greater than or equal to ten percent (10%) of the gross leaseable area of the Property, (v) is not for a rental, or greater than or equal to ten percent (10%) of the total gross rental revenues of the Property; (vi) shall have an initial term of not less than three (3) years or greater than ten (10) years, (vii) is for the same use as the current use of the Property, (viii) shall not contain any options for renewal or expansion by the tenant thereunder at rental rates which are either below comparable market levels or less than the rental rates paid by the tenant during initial lease term; and (ix) shall be to a tenant which is experienced, creditworthy and reputable. If Beneficiary consents to any new Lease of space in the Property or the renewal of any existing Lease of space in the Property, at Beneficiary’s request, Grantor shall cause the tenant thereunder to execute a subordination and attornment agreement in form and substance satisfactory to Beneficiary contemporaneously with the execution of such Lease. Grantor expressly understands that any and all new or proposed leases or Renewal Leases are included in the definition of “Lease” or “Leases” as such terms may be used throughout this Deed of Trust or any of the other Loan Documents.

8. Inspection. Beneficiary and its agents and designees may make or cause to be made reasonable entries upon and inspections of the Property, including for performing any environmental inspections and testing of the Property, and inspections of Grantor’s books, records, and contracts at all reasonable times upon reasonable advance notice, which notice may be given in writing or orally. Grantor shall cooperate with Beneficiary and its agents and designees with respect to all such inspections, including any related to the sale or potential sale of all or any portion of the Loan by Beneficiary and any securitization or potential securitization involving the Loan.

9. Books and Records. Grantor shall keep and maintain at all times at Grantor’s address stated above, or such other place as Beneficiary may approve in writing, complete and accurate books of accounts and records adequate to reflect correctly the results of the operation of the Property and copies of all written contracts, Leases and other instruments affecting the Property.

10. Financial Statements. Grantor shall furnish to Beneficiary, within 15 days after the end of each calendar month until the later of (i) the first 12 calendar months following the closing of the loan (the “Loan”) evidenced by the Note, or (ii) the Loan is securitized as described in Section 44 below, a monthly unaudited statement of income and expenses and a rent roll in the format of subclause (a) below, each in reasonable detail and dated and certified as true and complete by Grantor or its general partner, managing member or chief financial officer. Grantor shall furnish to Beneficiary, within 45 days after the end of each fiscal quarter of the operation of the business of Grantor and at any other time upon Beneficiary’s request, a balance sheet and a statement of income and expenses of the Property, each in reasonable detail, prepared in accordance with generally accepted accounting principles and certified as true and complete by Grantor or its general partner, manager or chief financial officer. Grantor shall also furnish to Beneficiary, and shall cause each Principal to furnish to Beneficiary, within 60 days after the end of each fiscal year of Grantor, a balance sheet, a statement of income and expenses and a statement of cash flows, each in reasonable detail, prepared in accordance with generally accepted accounting principles and certified as true and complete by Grantor or its partner/managing member or chief financial officer and each Principal, as the case may be. Grantor shall furnish, together with the foregoing quarterly financial statements and at any other time upon Beneficiary’s request (a) a rent schedule for the Property, showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable, the rent paid to date, and the security deposit being held for such tenant, (b) a leasing activity report for the Property during such fiscal quarter, (c) a capital expenditure report indicating the type and amount of each capital expenditure made during such fiscal quarter, and (d) any other information that Beneficiary may reasonably require, all of the foregoing shall be certified as true and complete by Grantor or its general partner, manager or chief financial officer. In addition, Grantor shall cause each Principal to provide to Beneficiary a copy of his/her/its financial statements prepared in accordance with generally accepted accounting principles, certified by such Principal to be a true and complete copy of such financial statements and in form reasonably satisfactory to Beneficiary, within 60 days of the end of the calendar year. All of the information required by Beneficiary in this paragraph must be acceptable to Beneficiary in its absolute and sole discretion. If Grantor fails to timely furnish Beneficiary with any of the financial information and reports set forth in this paragraph within the required time periods, Beneficiary shall have the right, acting in its sole discretion, to hire a certified public accounting firm acceptable to Beneficiary, to prepare such financial information and reports, on an audited basis. The costs and expenses of such accounting firm shall be paid by Grantor on demand and, to the extent advanced by Beneficiary become, with interest thereon from the date advanced by Beneficiary at the Default Rate, additional Indebtedness of Grantor secured by the Loan Documents. Additionally, if Grantor fails to timely furnish Beneficiary with any of the financial information and reports set forth in this paragraph within the required time periods, Beneficiary shall be entitled to receive a late charge equal to $500.00 for each financial information and/or report not so furnished to Beneficiary (the “Financial Late Charge”). The Financial Late Charge shall be due and payable by Grantor immediately upon receipt by Grantor of an invoice for same from Beneficiary. Until paid, the Financial Late Charge shall bear interest at the Default Rate, and shall be deemed additional Indebtedness of Grantor secured by the Loan Documents.

11. Hazardous Materials. Grantor covenants and agrees that it (a) shall not use, generate, store, or allow to be generated, stored or used, any “Hazardous Materials” (hereinafter defined) on the Property, except in the ordinary course of Grantor’s business and in accordance with all “Environmental Laws” (hereinafter defined), (b) shall at all times maintain the Property in full compliance with all applicable Environmental Laws, including timely remediating the Property if and when required, and (c) shall cause compliance by all tenants and sub-tenants on the Property with Grantor’s covenants and agreements contained in this Paragraph 11. Grantor shall promptly notify Beneficiary in writing of (i) any investigation, claim or other proceeding by any party caused or threatened in connection with any Hazardous Materials on the Property, or the failure or alleged failure of the Property to comply with any applicable Environmental Laws, or (ii) Grantor’s discovery of any condition on or in the vicinity of the Property to fail to comply with applicable Environmental Laws.

The term “Environmental Laws” shall include any present and future federal, state and/or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction or decree and/or other governmental directive or requirement, as well as common law, which pertains or relates to health, safety or the environment (including but not limited to, ground or air or water or noise pollution or contamination, and underground or above ground tanks) and shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”), and any state or federal lien or superlien or environmental clean-up statutes, and regulations, rules, guidelines, or standards promulgated pursuant thereto all as amended from time to time. The term “Hazardous Materials” shall include any substance, whether solid, liquid or gaseous: (i) which is listed, defined or regulated as a “hazardous substance,” “hazardous waste” or “solid waste,” or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Laws; or (ii) which is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, lead paint, or motor fuel or other petroleum hydrocarbons; or (iii) which causes or poses a threat to cause a contamination or nuisance on the Property or any adjacent property or a hazard to the environment or to the health or safety of persons on or about the Property.

12. Representations and Covenants.

(a) If Grantor is a corporation, it represents that it is a corporation duly organized existing and in good standing under the laws of its state of incorporation, that it is duly qualified and in good standing under the laws of the state where the Land is located, and that the execution and delivery of the Loan Documents and the performance of the obligations thereunder are within Grantor’s corporate powers, have been duly authorized by all necessary action of its board of directors, and do not contravene the terms of its articles of incorporation or by-laws.

(b) If Grantor is a general or limited partnership or a limited liability company, it represents that it is duly formed, organized and existing in the state of its formation, that it is qualified to do business under the laws of the state where the Land is located, and that the execution and delivery of the Loan Documents and the performance of the obligations thereunder do not conflict with any provision of Grantor’s partnership agreement or operating agreement, as applicable, and all other certificates and agreements governing Grantor, and have been duly authorized by all necessary action of its partners or members.

(c) Grantor represents that (i) the execution and delivery of the Loan Documents, the payment of the Indebtedness, and the performance of the Obligations do not violate any law or conflict with any agreement by which Grantor is bound, or any court order by which Grantor is bound, (ii) no consent or approval of any governmental authority or any third party is required for the execution or delivery of the Loan Documents, the payment of Indebtedness, and the performance of the Obligations, and (iii) the Loan Documents are valid and binding agreements, enforceable in accordance with their terms.

(d) Grantor represents that (i) it is lawfully seized with fee simple title in the estate hereby conveyed; (ii) it has the right to mortgage, convey, assign and grant a first security interest in the Property; (iii) the Property is unencumbered, and Grantor will warrant and defend title to the Property against all claims and demands, subject to easements and restrictions listed in a schedule of exceptions to coverage in the title insurance policy accepted by Beneficiary insuring Trustee’s and Beneficiary’s respective interests in the Property; and (iv) it has no operations, assets or activities other than the Property.

(e) Grantor represents and covenants that (i) all material permits, approvals, and certificates, including certificates of completion and occupancy permits, required by law or regulation have been obtained and are and shall remain in full force and effect; and (ii) the use and occupancy of the Land and all improvements thereon are and shall remain in compliance with all laws.

(f) Grantor represents that all of the improvements on the Land lie wholly within the boundaries of and building line restrictions relating to the Land and no improvements located on adjoining lands encroach upon the Land so as to effect the value or marketability of the Property, except those which are insured against by the title insurance policy accepted by Beneficiary insuring Trustee’s and Beneficiary’s respective interests in the Property.

(g) Grantor represents that the Property is served by public utilities and services in the surrounding community, including police and fire protection, public transportation, refuse removal, public education, and enforcement of safety codes which are adequate in relation to the premises and location on which the Property is located.

(h) Grantor represents that the Property is serviced by public water and sewer systems which are adequate in relation of the improvements and location on which the Property is located. All liquid and solid waste disposal, septic and sewer systems located on the Property are in good and safe condition and repair and in compliance with all applicable laws.

(i) Grantor represents that the Property has parking and other amenities necessary for the operation of the business currently conducted thereon which are adequate in relation to the premises and location on which the Property is located.

(j) Grantor represents that the Property is a contiguous parcel and a separate tax parcel, and there are no delinquent taxes or other outstanding charges adversely affecting the Property.

(k) Grantor represents that no action, omission, misrepresentation, negligence, fraud or similar occurrence has taken place on the part of any person that would reasonably be expected to result in the failure or impairment of full and timely coverage under any insurance policies providing coverage for the Property.

(l) None of Grantor, any Principal, or any other holder of a direct or indirect legal or beneficial interest in Grantor is or will be, held, directly or indirectly, by a “foreign corporation,” “foreign partnership,” “foreign trust,” “foreign estate,” “foreign person,” “affiliate” of a “foreign person” or a “United States intermediary” of a “foreign person” within the meaning of IRC Sections 897 and 1445, the Foreign Investments in Real Property Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, the regulations promulgated pursuant to such acts or any amendments to such acts.

(m) None of Grantor or any Principal is insolvent, and there has been no (i) assignment made for the benefit of the creditors of any of them, (ii) appointment of a receiver for any of them or for the properties of any of them, or (iii) any bankruptcy, reorganization, or liquidation proceeding instituted by or against any of them.

(n) All information in the application for the Loan submitted to Beneficiary (the “Loan Application”) and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application or in satisfaction of the terms thereof, are accurate, complete and correct in all respects. There has been no adverse change in the representations made or information heretofore supplied by or on behalf of Grantor or any Principal in connection with the Loan or the Loan Application as to Grantor, any Principal, or the Property. There has been no adverse change in any condition, fact, circumstance or event that would make any such representations or information inaccurate, incomplete or otherwise misleading.

(o) Except as listed on Exhibit C hereto, there is no litigation, arbitration, or other proceeding or governmental investigation pending or, to Grantor’s knowledge, threatened against or relating to Grantor, any Principal, or the Property.

(p) The proceeds evidenced by the Note will be used by Grantor solely and exclusively for lawful business purposes and will not be used for the purchase or carrying of registered equity securities within the purview and operation of any regulation issued by the Board of Governors of the Federal Reserve System or for the purpose of releasing or retiring any indebtedness which was originally incurred for any such purpose.

(q) Grantor represents and covenants that all Leases of space in the Property existing as of the date hereof are in writing.

(r) Grantor covenants that Beneficiary shall be allowed to advertise in the various news or financial media that Beneficiary has provided the Loan to Grantor.

(s) Grantor represents and covenants that it does not have and will not incur any other indebtedness other than (i) the Indebtedness, and (ii) trade payables incurred in the ordinary course of business.

(t) Grantor represents that Grantor and all Principals have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Grantor nor any Principal knows of any basis for any additional assessment in respect to any such taxes and related liabilities for prior years. Grantor confirms that its federal tax identification number is 84-1604652.

(u) Grantor covenants that if at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Deed of Trust, or impose any other tax or charge on the same, Grantor will pay for the same, with interest and penalties thereon, if any.

Except as otherwise provided herein, each and all of the representations, covenants and obligations of Grantor shall survive the execution and delivery of the Loan Documents and shall continue in full force and effect until the Indebtedness is paid in full.

13. Lease Assignment. Grantor acknowledges that, concurrently herewith Grantor is delivering to Beneficiary, as additional security for the repayment of the Loan, an Assignment of Leases and Rents (the “Assignment”) pursuant to which Grantor has assigned to Beneficiary all of Grantor’s right, title and interest in the Leases and the Rents and income from the Premises. All of the provisions of the Assignment are hereby incorporated herein as if fully set forth at length in the text of this Deed of Trust. Grantor agrees to abide by all of the provisions of the Assignment.

14. Subordination, Non-Disturbance and Attornment Agreements/Estoppel Certificates.

(a) Grantor shall, within 10 days after Beneficiary’s request, furnish Beneficiary with a written statement, duly acknowledged, setting forth the sums secured by the Loan Documents and any right of set-off, counterclaim or other defense which exists against such sums and the Obligations.

(b) If the Property includes commercial property, Grantor shall deliver to Beneficiary upon request, tenant subordination, non-disturbance and attornment agreements/estoppel certificates from each commercial tenant at the Property in form and substance reasonably satisfactory to Beneficiary provided that Grantor shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

15. Transfers of the Property or Ownership Interests in Grantor; Assumption; Due on Sale/Encumbrance.

(a) No Sale/Encumbrance. Grantor agrees that Grantor shall not, without the prior written consent of Beneficiary, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any interest therein any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred except for: (i) pursuant to Leases of space in the Property to tenants in accordance with the provisions of Paragraph 7; (ii) in connection with a condemnation action or other taking; or (iii) the disposal of personalty that is obsolete or no longer used or useful, so long as such personalty is replaced with similar items of comparable value and utility and in which Beneficiary has a first lien and Deed of Trust.

(b) Sale/Encumbrance Defined. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property within the meaning of this Paragraph 15 shall be deemed to include, but not limited to the following: (i) an installment sales agreement wherein Grantor agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Grantor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Grantor’s right, title and interest in and to any Leases or any Rents; (iii) a sale or transfer of the ownership interests (including beneficial interests) of any Principal in Grantor that would result in any Principal owning directly or indirectly less than 25% of the total ownership interests (including beneficial interests) in Grantor; or (iv) if Edward M. Warner fails to continue to make the day-to-day decisions for Grantor’s business or if Edward M. Warner’s consent is no longer required for all material decisions (for purposes of this Paragraph 15 the foregoing shall be deemed to constitute “control”).

(c) Assumption. Notwithstanding the foregoing provisions of this Paragraph 15, a sale of the Property and assumption of this Loan (hereinafter, an “Assumption”) in its entirety prohibited by the foregoing may be permitted no more than once during the term of the Note to any person or entity, subject to Beneficiary’s prior written consent, which shall not be unreasonably withheld or delayed, provided that each of the following terms and conditions are satisfied:

(i) no default has occurred and is then continuing hereunder or under any of the Loan Documents;

(ii) Grantor gives Beneficiary written notice of the terms of such prospective Assumption not less than sixty (60) days before the date on which such Assumption is scheduled to take place and, concurrently therewith, gives Beneficiary all such information concerning the proposed transferee of the Loan (hereinafter, a “Transferee”) as Beneficiary would reasonably require in evaluating an initial extension of credit to a borrower on a non-recourse basis. Beneficiary shall have the right to approve or disapprove the proposed Transferee. In determining whether to give or withhold its approval of the proposed Transferee, Beneficiary shall consider the Transferee’s experience in owning and operating a facility similar to the Property, the Transferee’s entity structure, the Transferee’s financial strength, the Transferee’s general business standing and the Transferee’s relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that notwithstanding Beneficiary’s agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based upon what Beneficiary determines to be commercially reasonable in Beneficiary’s sole discretion and, if given, may be given subject to such conditions as Beneficiary may deem appropriate, but no such conditions shall result in an increase in the interest rate or monthly payment under the Note or reduce the term thereof;

(iii) Grantor shall pay Beneficiary (A) in connection with such proposed Assumption, all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees incurred by Beneficiary, plus (B) concurrently with the closing of such Assumption, a nonrefundable assumption fee in an amount equal to 1% of the then outstanding principal balance of the Note at the time of such Assumption;

(iv) the Transferee assumes and agrees to pay the Indebtedness and perform the Obligations secured hereby subject to Paragraph 11 of the Note, and prior to or concurrently with the closing of such Assumption, the Transferee executes, without any cost or expense to Beneficiary, such documents and agreements as Beneficiary shall reasonably require to evidence and effectuate said assumption and deliver such legal opinions as Beneficiary may reasonably require;

(v) Transferee executes, without any cost or expense to Beneficiary, new financing statements or financing statement amendments and any additional documents reasonably requested by Beneficiary;

(vi) Grantor delivers to Beneficiary, without any cost or expense to Beneficiary, hazard insurance endorsements or certificates and other similar materials as Beneficiary may deem necessary at the time of the Assumption, all in form and substance satisfactory to Beneficiary, including without limitation, an endorsement or endorsements to Beneficiary’s loan title insurance policy insuring the lien of this Deed of Trust, extending the effective date of such policy to the date of execution and delivery of the assumption agreement referenced above in subparagraph 15(c)(iv), with no additional exceptions added to such policy, except for items consented to by Beneficiary or permitted under this Deed of Trust, and insuring that fee simple title to the Property is vested in the Transferee;

(vii) Grantor executes and delivers to Beneficiary without any cost or expense to Beneficiary, a release of Beneficiary, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the other security documents through and including the date of the closing of the Assumption, which agreement shall be in form and substance satisfactory to Beneficiary and shall be binding upon the Transferee;

(viii) subject to the provisions of Paragraph 11 of the Note, such Assumption is not construed so as to relieve Grantor of any personal liability under the Note or any of the Loan Documents for any act or events occurring or obligations arising prior to or simultaneously with the closing of such Assumption (excluding payment of the principal amount of the Note and interest accrued thereon) and Grantor executes, without any cost or expense to

Beneficiary, such documents and agreements as Beneficiary shall reasonably require to evidence and effectuate the ratification of such personal liability;

(ix) such Assumption is not construed as to relieve any current Guarantors or Indemnitors (as defined in the Loan Documents) of their obligations under any guarantees or indemnity agreements executed in connection with the Note, and each such current Guarantors or Indemnitors execute, without any cost or expense to Beneficiary, such documents and agreements as Beneficiary shall reasonably require to evidence and effectuate the ratification of each such guarantee and indemnity agreement, provided that if the Transferee or a party associated with the Transferee approved by the Beneficiary in its sole discretion assumes the obligations of the current Guarantors and Indemnitors under their guarantees or indemnity agreements and the Transferee or such party associated with the Transferee if applicable, executes, without any cost or expense to Beneficiary, a new guarantee and/or indemnity agreement in form and substance satisfactory to Beneficiary, then Beneficiary shall release the current Guarantors or Indemnitors from all obligations first arising under their guarantees or indemnity agreements after the closing of such Assumption;

(x) The Transferee shall furnish, if the Transferee is a corporation, partnership or other entity, all appropriate papers evidencing the Transferee’s capacity in good standing and the qualification of the signers to execute the assumption of the Obligations, which paper shall include certified copies of all documents relating to the organization and formation of the Transferee and of the entities, if any, which are partners, members or shareholders of the Transferee. The Transferee and such constituent partners, members or shareholders of the Transferee (as the case may be) as Beneficiary shall require, shall be single purpose, bankruptcy remote entities, whose formation documents shall be approved by counsel to Beneficiary. An individual recommended by Transferee and approved by Beneficiary shall serve as an independent director of the Transferee (if the Transferee is a corporation) or the Transferee’s corporate general partner or an independent member or in Beneficiary’s discretion, manager of Transferee, if the Transferee is a limited liability company. The consent of such independent parties shall be required for, among other things, any merger, consolidation, dissolution, bankruptcy or insolvency of such independent party or of the Transferee;

(xi) the Transferee shall assume the obligations of Grantor under the management agreements, if any, pertaining to the Property;

(xii) the Transferee shall furnish an opinion of counsel satisfactory to Beneficiary and its counsel stating that (A) the Transferee’s formation documents provide proof for the matters described in subparagraph (x) above, (B) the assets of the Grantor will not be consolidated with the assets of any other entity having an interest in, or affiliation with, the Transferee, in the event of a bankruptcy or insolvency of any such entity (C) the assumption of the Obligations has been duly authorized, executed and delivered and the Loan Documents are valid, binding and enforceable against the Transferee in accordance with their terms, (D) the Transferee and any entity which is a controlling stockholder, general partner or managing member of the Transferee have been duly organized and are in good standing and in existence, and (E) with respect to such other matters as Beneficiary may request; and

(xiii) if the Loan has previously been securitized pursuant to Paragraph 44 Beneficiary shall have received evidence in writing from the rating agencies to the effect the proposed transfer will not result in a downgrade, qualification reduction or withdrawal or any rating initially assigned or to be assigned in a Secondary Market Transaction. For purposes hereof, a “Secondary Market Transaction” shall be (i) any sale of the Deed of Trust, Note and Loan Documents to one or more investors as a whole loan; (ii) a participation of the Note to one or more investors; (iii) any deposit of this Deed of Trust, Note and Loan Documents with a trust or other entity which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or other entity, or (iv) any other sale or transfer of the Note or any interest therein to one or more investors.

(d) Beneficiary’s Rights. Except as provided in subparagraph 15(c) above, Beneficiary reserves the right to condition the consent required hereunder upon a modification of the terms hereof and on assumption of the Note, this Deed of Trust and the other Loan Documents as so modified by the proposed transferee, payment of an assumption fee, and all of Beneficiary’s expenses incurred in connection with such transfer, the approval by a rating agency of the proposed transferee, the proposed transferee’s continued compliance with the covenants set forth in this Deed of Trust, including, without limitation, the covenants contained in Paragraph 17, or such other conditions as Beneficiary shall determine in its sole discretion to be in the interest of Beneficiary. All of Beneficiary’s out-of-pocket expenses incurred shall be payable by Grantor whether or not Beneficiary consents to the Assumption. Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Note immediately due and payable upon Grantor’s prohibited sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without Beneficiary’s consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Beneficiary has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property.

(e) Transfers of Tenants-in-Common Fee interest in the Property to CSU Entity. Notwithstanding the provisions and limitations contained in Sections 15(a)-(d), the Grantor may convey in one or more separate transactions tenants-in-common fee interests in the Property to CSUF/ATRIUM I, LLC, a Colorado limited liability company (the “CSU Entity”), provided all of the following conditions are satisfied(each such transaction hereinafter referred to as a CSU Transaction”) for each and every CSU Transaction to the satisfaction of Beneficiary:

(i)	no Event of Default has occurred and is then continuing hereunder or under any of the Loan Documents;

(ii)	Grantor gives Beneficiary written notice of the terms of any prospective CSU Transaction not less than sixty (60) days before the date on which any CSU Transaction is scheduled to take place and, concurrently therewith, gives Beneficiary all information which beneficiary deems reasonable necessary to describe the proposed CSU Transaction and to confirm the Borrower’s compliance with the conditions contained in this section 15(e).

(iii)	Grantor shall pay Beneficiary (A) in connection with each and every proposed CSU Transaction, all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees incurred by Beneficiary, plus (B) concurrently with the closing of the first CSU Transaction, a nonrefundable assumption fee in an amount equal to one-half of one percent(.5%) of the then outstanding principal balance of the Note at the time of such first CSU Transaction and for each and every subsequent CSU Transaction(except a CSU Transaction resulting in a CSU Control Event, the fee for which shall be governed by section 15(e)(II) below) a nonrefundable assumption fee in an amount equal to $10,000.00;

(iv)	the CSU Entity assumes and agrees to pay the Indebtedness and perform the Obligations secured hereby subject to Paragraph 11 of the Note, and prior to or concurrently with the closing of each and every CSU Transaction, the CSU Entity executes, without any cost or expense to Beneficiary, such documents and agreements as Beneficiary shall reasonably require to evidence and effectuate each such CSU Transaction and deliver such legal opinions as Beneficiary may reasonably require including but not limited to a REMIC or Non-Consolidation opinion from counsel acceptable to Beneficiary;

(v)	the CSU Entity executes, without any cost or expense to Beneficiary, new financing statements or financing statement amendments and any additional documents reasonably requested by Beneficiary;

(vi)	Grantor delivers to Beneficiary, without any cost or expense to Beneficiary, hazard insurance endorsements or certificates and other similar materials as Beneficiary may deem necessary at the time of the CSU Transaction, all in form and substance satisfactory to Beneficiary, including without limitation, an endorsement or endorsements to Beneficiary’s loan title insurance policy insuring the lien of this Deed of Trust, extending the effective date of such policy to the date of execution and delivery of the assumption agreement referenced above in subparagraph 15(e)(iv), with no additional exceptions added to such policy, except for items consented to by Beneficiary or permitted under this Deed of Trust, and insuring that fee simple title to the Property is vested in the Grantor and/or the CSU Entity;

(vii)	Grantor executes and delivers to Beneficiary without any cost or expense to Beneficiary, a release of Beneficiary, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the other security documents through and including the date of the closing of the CSU Transaction, which agreement shall be in form and substance satisfactory to Beneficiary and shall be binding upon the Grantor and the CSU Entity;

(viii)	subject to the provisions of Paragraph 11 of the Note, such CSU Transaction is not construed so as to relieve Grantor of any personal liability under the Note or any of the Loan Documents and Grantor executes, without any cost or expense to Beneficiary, such documents and agreements as Beneficiary shall reasonably require to evidence and effectuate the ratification of such personal liability;

(ix)	such CSU Transaction(s) is not construed as to relieve any Guarantors or Indemnitors (as defined in the Loan Documents) of their obligations under any guarantees or indemnity agreements executed in connection with the Note, and each such current Guarantors or Indemnitors execute, without any cost or expense to Beneficiary, such documents and agreements as Beneficiary shall reasonably require to evidence and effectuate the ratification of each such guarantee and indemnity agreement;

(x)	The CSU Entity shall furnish, if the CSU Entity is a corporation, partnership or other entity, all appropriate papers evidencing the CSU Entity’s capacity in good standing and the qualification of the signers to execute the assumption of the Obligations, which paper shall include certified copies of all documents relating to the organization and formation of the CSU Entity and of the entities, if any, which are partners, members or shareholders of the CSU Entity. The CSU Entity and such constituent partners, members or shareholders of the CSU Entity (as the case may be) as Beneficiary shall require shall, (A) comply with all terms and conditions of Section 17 hereof and shall be single purpose, bankruptcy remote entities, whose formation documents shall be approved by counsel to Beneficiary, and (B) be controlled directly or indirectly by the Board of Directors of the Colorado State University Foundation.

(xi)	the CSU Entity shall, jointly and severally with Grantor, assume the obligations of Grantor under the management agreements, if any, pertaining to the Property;

(xii)	the CSU Entity shall furnish an opinion of counsel satisfactory to Beneficiary and its counsel stating that (A) the CSU Entity’s formation documents provide proof for the matters described in subparagraph (x) above, (B) the assets of the Grantor and the CSU Entity will not be consolidated with the assets of any other entity having an interest in, or affiliation with, the CSU Entity, in the event of a bankruptcy or insolvency of any such entity (C) the assumption of the Obligations has been duly authorized, executed and delivered and the Loan Documents are valid, binding and enforceable against the CSU Entity and/or the Grantor in accordance with their terms, (D) the CSU Entity and any entity which is a controlling stockholder, general partner or managing member of the CSU Entity have been duly organized and are in good standing and in existence, and (E) with respect to such other matters as Beneficiary may request;

(xiii)	if any proposed CSU Transaction will result in, (A) the CSU Entity directly or indirectly owning 75% or more of the Property, or (B) Edward M. Warner failing to continue to make the day-to-day decisions for Grantor’s business and Edward M. Warner’s consent no longer being required for all material decisions of Grantor (each a CSU Control Event”), Grantor and the CSU Entity shall also comply with the CSU Control Requirements, as such term is defined below, for each CSU Control Event;

(xiv)	any proposed CSU Transaction shall be closed and completed prior to eighteen(l8) months before the Maturity Date, as such term is defined in the Note and no more than one(1) CSU Transaction may occur in any calendar year;

(xv)	prior to the first CSU Transaction, Grantor and the CSU Entity execute and record the Tenants-in-Common Agreement substantially in the form annexed hereto as Exhibit D and prior to each subsequent CSU Transaction, Grantor and the CSU Entity reaffirm their obligations under such Tenants-in-Common Agreement; and

(xvi)	prior to a CSU Control Event, Edward M. Warner continues to make the day-to-day decisions for Grantor’s business and Edward M. Warner’s consent is required for all material decisions of Grantor.

For the purpose hereof, the term CSU Control Requirements shall be deemed to mean the following additional requirements which shall apply to any CSU Transaction which will result in a CSU Control Event:

(I) Beneficiary shall have the right to approve or disapprove any CSU Transaction that will result in a CSU Control Event in its sole and absolute discretion. In determining whether to give or withhold its approval of the proposed CSU Transaction, Beneficiary shall consider the CSU Entities’ experience in owning and operating a facility similar to the Property, the CSU Entity’s entity structure, the CSU Entity’s financial strength, the CSU Entity’s general business standing and the CSU Entity’s relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that notwithstanding Beneficiary’s agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based upon what Beneficiary determines to be commercially reasonable in Beneficiary’s sole discretion and, if given, may be given subject to such conditions as Beneficiary may deem appropriate, but no such conditions shall result in an increase in the interest rate or monthly payment under the Note or reduce the term thereof;

(II) The assumption fee provided by Section 15(e)(iii) for any CSU Transaction that will result in a CSU Control Event shall be an amount equal to 1% of the then outstanding principal balance of the Note at the time of such CSU Control Event; and

(III) If the Loan has previously been securitized pursuant to Paragraph 44 Beneficiary shall have received evidence in writing from the rating agencies to the effect the proposed transfer will not result in a downgrade, qualification reduction or withdrawal or any rating initially assigned or to be assigned in a Secondary Market Transaction. For purposes hereof, a “Secondary Market Transaction” shall be (i) any sale of the Deed of Trust, Note and Loan Documents to one or more investors as a whole loan; (ii) a participation of the Note to one or more investors; (iii) any deposit of this Deed of Trust, Note and Loan Documents with a trust or other entity which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or other entity, or (iv) any other sale or transfer of the Note or any interest therein to one or more investors;

16. No Additional Liens. Grantor covenants not to execute any deed of trust, security agreement, assignment of leases and rents or other agreement granting a lien (except the liens granted to Beneficiary and Trustee by the Loan Documents) or, except as set forth in Paragraph 2 above, take or fail to take any other action which would result in a lien against the interest of Grantor in the Property without the prior written consent of Beneficiary.

17. Single Asset Entity. Grantor shall not hold or acquire, directly or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the Property, or become a shareholder of or a member or partner in any entity which acquires any property other than the Property, until such time as the Indebtedness has been fully repaid and all Obligations are satisfied. Grantor’s articles of incorporation, partnership agreement or operating agreement, as applicable, shall limit its purpose to the acquisition, operation and disposition of the Property, and such purposes shall not be amended without the prior written consent of Beneficiary. Grantor covenants:

(a) That Grantor does not own and will not own any asset or property other than (i) the Property, and (ii) incidental personal property necessary for the ownership or operation of the Property.

(b) That Grantor will not engage in any business other than the ownership, management and operation of the Property and Grantor will conduct and operate its business as presently conducted and operated.

(c) That Grantor will not enter into any contract or agreement with any Principal or any party which is directly or indirectly controlling, controlled by or under common control with Grantor or Principal (an “Affiliate”), except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any Principal or Affiliate.

(d) That Grantor has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Indebtedness, and (ii) trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances. No indebtedness other than the Indebtedness may be secured (subordinate or pari passu) by the Property.

(e) That Grantor has not made and will not make any loans or advances to any third party, nor to Principal, any Affiliate or any constituent party of Grantor.

(f) That Grantor is solvent and Grantor will pay its debts from its assets as the same shall become due.

(g) That Grantor has done or caused to be done and will do all things necessary, to preserve its existence, and Grantor will not, nor will Grantor permit Principal to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, trust, certificate of organization, operating agreement or other organizational documents of Grantor or Principal in a manner which would adversely affect the Grantor’s existence as a single-purpose entity.

(h) That Grantor will maintain books and records and bank accounts separate from those of its Affiliates and any constituent party of Grantor, and Grantor will file its own tax returns.

(i) That Grantor will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate, any constituent party of Grantor or any Principal).

(j) That Grantor will preserve and keep in full force and effect its existence, good standing and qualification to do business in the state in which the Property is located.

(k) That Grantor will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(l) That neither Grantor nor any constituent party of Grantor will seek the dissolution or winding up, in whole or in part, of Grantor, nor will Grantor merge with or be consolidated into any other entity.

(m) That Grantor will not commingle the funds and other assets of Grantor with those of any Affiliate, any Principal, any constituent party of Grantor or any other person.

(n) That Grantor has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any constituent party of Grantor, Affiliate, Principal or any other person.

(o) That Grantor does not and will not hold itself out to be responsible for the debts or obligations of any other person (provided, that the foregoing shall not prevent Grantor from being and holding itself responsible for expenses incurred or obligations undertaken by the property manager of the Property in respect of its duties regarding the Property).

(p) That Grantor shall obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Deed of Trust.

(q) That since its inception, Grantor has not owned any asset, conducted any business or operation or engaged in any business or activity other than ownership and operation of the Property. Grantor has no debts or obligations other than normal accounts payable in the ordinary course of business, this Deed of Trust and the Note it secures. Any other indebtedness or other obligation of Grantor has been paid in full prior to or through application of proceeds from funding of the loan.

18. Grantor and Lien Not Released. Without affecting the liability of Grantor or any other person liable for the payment of the Indebtedness, and without affecting the lien or charge of this Deed of Trust as security for the payment of the Indebtedness, Beneficiary and Trustee may, from time to time and without notice to any junior lien holder or holder of any right or other interest in and to the Property: (a) release any person so liable, (b) waive or modify any provision of this Deed of Trust or the other Loan Documents or grant other indulgences, (c) release all or any part of the Property, (d) take additional security for any obligation herein mentioned, (e) subordinate the lien or charge of this Deed of Trust, (f) consent to the granting of any easement, or (g) consent to any map or plan of the Property.

19. Uniform Commercial Code Security Agreement and Fixture Filing This Deed of Trust shall constitute a security agreement and fixture filing pursuant to the Uniform Commercial Code for any of the items specified herein as part of the Property which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code (collectively, the “Collateral”), and Grantor hereby grants Beneficiary a security interest in the Collateral. Any reproduction of this Deed of Trust or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, Grantor agrees to execute and deliver to Beneficiary any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Deed of Trust in such form as Beneficiary may require to perfect a security interest with respect to said items. Grantor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may reasonably require. If an Event of Default shall occur, Beneficiary, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default. Beneficiary shall have the remedies of secured party under the Uniform Commercial Code, including without limitation, the right to take possession of the Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Beneficiary, Grantor shall, at its expense, assemble the Collateral and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Grantor shall pay to Beneficiary on demand any and all expenses, including legal expenses and attorneys’ fees, incurred or paid by Beneficiary in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Collateral sent to Grantor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Grantor.

20. Events of Default; Acceleration of Indebtedness; Remedies. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Deed of Trust:

(a) failure of Grantor to pay, within 5 days of the due date, any of the Indebtedness, including any payment due under the Note; or

(b) failure of Grantor to strictly comply with Paragraphs 10, 11, 15, 16 and 17 of this Deed of Trust; or

(c) a petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against Grantor or any Principal (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within 60 days of its filing), or a custodian, receiver or trustee for any of the Property is appointed, or Grantor or any Principal makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or an attachment or execution is levied against any of the Property; or

(d) the occurrence of an “Event of Default” under and as defined in any other Loan Document; or

(e) Grantor is in default in the payment of any indebtedness (other than the Indebtedness) and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; or

(f) any statement, report or certificate made or delivered to Beneficiary by Grantor or any Principal is not materially true and complete, or any representation or warranty made or delivered to Beneficiary by Grantor or any Principal is not materially true and correct; or

(g) seizure or forfeiture of the Property, or any portion thereof, or Grantor’s interest therein, resulting from criminal wrongdoing or other unlawful action of Grantor, its affiliates, or any tenant in the Property under any federal, state or local law; or

(h) failure of Grantor, within 30 days after notice and demand, to satisfy each and every Obligation, other than those set forth in the subparagraphs above; provided, however, if such failure to satisfy such Obligation cannot by its nature be cured within 30 days, and if Grantor commences to cure such failure promptly after written notice thereof and thereafter diligently pursues the curing thereof (and then in all events cures such failure within 60 days after the original notice thereof), Grantor shall not be in default hereunder during such period of diligent curing.

Upon the occurrence of an Event of Default, the Indebtedness, at the option of the Beneficiary, shall become immediately due and payable without notice to Grantor, and Beneficiary and Trustee, shall become entitled to pursue all rights and remedies provided in the Loan Documents or at law or in equity. Each remedy provided in the Loan Documents is distinct and cumulative to all other rights or remedies under the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

21. Entity; Remedies. Upon the occurrence of an Event of Default, (a) Grantor, upon demand of Beneficiary, shall forthwith surrender to Beneficiary the actual possession, or to the extent permitted by law, Beneficiary itself, or by such officers or agents as it may appoint, may enter and take possession of all or any part of the Property, and may exclude Grantor and its agents and employees wholly therefrom, and may have joint access with Grantor to the books, papers and accounts of Grantor; and (b) if Grantor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Beneficiary, Beneficiary may obtain a judgment or decree conferring on Beneficiary the right to immediate possession or requiring the delivery to Beneficiary of the Property, and Grantor specifically consents to the entry of such judgment or decree. Upon every such entering upon or taking of possession, Beneficiary may hold, store, use, operate, manage and control the Property and conduct the business thereof. Beneficiary shall have no liability for any loss, damage, injury, cost or expense resulting from any action or omission by it or its representatives which was taken or omitted in good faith.

Upon any sale, Beneficiary may bid for and purchase the Property and shall be entitled to apply all or part of the Indebtedness as a credit to the purchase price.

Upon the occurrence of an Event of Default, then, without notice to or the consent of Grantor, Beneficiary shall be entitled to immediately exercise or pursue or cause to be exercised or pursued any or all of the rights and remedies contained in this Deed of Trust and in any other Loan Document or otherwise available at law or in equity, including the right to do any one or more of the following:

(a) Cause the Trustee to sell the Property, and all estate, right, title, interest, claim and demand of Grantor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real or personal property, or both, at public venue at the courthouse for the county where this Deed of Trust is recorded (or such other place as may be proper for the conduct of such sale in the jurisdiction in which the Property is located) to the highest bidder for cash at such time and place and upon such terms as it may deem expedient, or as may be required by applicable law, after first giving notice as required by applicable law, and in the event of a sale, by foreclosure, power of sale or otherwise, of less than all of the Property, this Deed of Trust shall continue as a lien and security interest on the remaining portion of the Property;

(b) To enter upon, take possession of and manage the Property for the purpose of collecting the Rents;

(c) To require Grantor to hold all Rents collected in trust for the benefit of Beneficiary;

(d) Dispossess by the usual summary proceedings any Tenant defaulting in the payment of Rent to Grantor;

(e) Lease the Property or any part thereof;

(f) Repair, restore, and improve the Property;

(g) Apply the Rent after payment of Property expenses as determined by Beneficiary to Grantor’s indebtedness under the Loan Documents; and

(h) Apply to any court of competent jurisdiction for specific performance of this Deed of Trust, an injunction against the violation hereof and/or the appointment of a receiver.

(i) enforce the power of sale herein granted;

(j) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Deed of Trust or the Loan Documents;

(k) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Deed of Trust;

The foregoing remedies shall be cumulative of any other nonjudicial remedies available to Beneficiary under this Deed of Trust or the other Loan Documents, at law or in equity. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of Beneficiary.

To the extent permitted by applicable law, Trustee or Beneficiary may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by law, Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

Upon the completion of any sale or sales made by Trustee under or by virtue of this Deed of Trust, Trustee, or an officer of any court empowered to do so, shall execute and deliver to the purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Trustee is hereby irrevocably appointed the true and lawful attorney of Grantor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Property and rights so sold, and for that purpose Trustee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that Trustee or such substitute or substitutes shall lawfully do by virtue hereof. Any such sale or sales made under or by virtue of this Deed of Trust, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and against any all persons claiming or who may claim the same, or any part thereof from, through or under Grantor.

Upon any sale made under or by virtue of this Deed of Trust (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), Beneficiary may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness the net sales price after deducting therefrom (to the extent allowed by applicable law) the expenses of the sale and costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust.

No recovery of any judgment by Trustee or Beneficiary and no levy of an execution under any judgment upon the Property or upon any other property of Grantor shall affect in any manner or to any extent the lien of this Deed of Trust upon the Property or any part thereof, or any liens, rights, powers or remedies of Trustee or Beneficiary hereunder, but such liens, rights, powers and remedies of Trustee or Beneficiary shall continue unimpaired as before.

22. Expenditures and Expenses. Grantor acknowledges and confirms that Beneficiary shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of its loans, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance and attornment agreement. In addition, in any civil action to foreclose the lien hereof or otherwise enforce Trustee’s or Beneficiary’s rights, there shall be allowed and included as additional Indebtedness in the order or judgment for foreclosure and sale or other order all expenditures and expenses which may be paid or incurred by or on behalf of Beneficiary including attorneys’ fees, costs and expenses, receiver’s fees, costs and expenses, appraiser’s fees, engineers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimates as to items to be expended after entry of said order or judgment) of procuring all such abstracts of title, title searches and examination, title insurance policies, Torrens’ Certificates and similar data and assurances with respect to the title as Beneficiary may deem reasonably necessary either to prosecute such civil action or to evidence to bidders at any sale which may be had pursuant to such order or judgment the true condition of the title to, or the value of, the Property (said expenditures and expenses are hereinafter collectively referred to as the

“Reimbursable Expenses”). All Reimbursable Expenses, and such costs, expenses and fees as may be incurred by Beneficiary at any time or times hereafter in the protection of the Property, in enforcing the Obligations, and/or the maintenance of the lien established by any of the Loan Documents, including accountants’ and attorneys’ fees, costs and expenses in any advice, litigation, or proceeding affecting the Loan Documents or the Property, whether instituted by Beneficiary, Trustee, Grantor or any other party, or in preparation for the commencement or defense of any action or proceeding or threatened action or proceeding, shall be immediately due and payable to Beneficiary by Grantor, and, to the extent such services relate to the Hazardous Substance Indemnity Agreement of even date herewith from Grantor and Principals in favor of Beneficiary, by Grantor and Principals, with interest thereon at the Default Rate set forth in the Note, and shall be secured by the Loan Documents. In addition, Grantor shall be liable for the payment of all commissions and brokerage fees relating to the Loan.

23. Application of Proceeds of Sale. The proceeds of any sale of the Property shall be distributed and applied in the order of priority set forth in the Note with the excess, if any, being applied to any parties entitled thereto as their rights may appear.

24. Appointment of Receiver. In addition to all other remedies herein provided for, Grantor agrees that upon the occurrence of an Event of Default hereunder or under the Note, under this Deed of Trust or under any of the other Loan Documents, and if the same is not cured within any applicable cure period, Beneficiary shall, as a matter of right, upon ex parte application, be entitled to the appointment of an ex parte receiver or receivers for all or any part of the Property, whether such receivership be incident to a proposed sale of the Property or otherwise, and without regard to the value of the Property or the solvency of Grantor or any person or persons liable for the payment of the Indebtedness and Obligations secured hereby. Grantor does hereby consent to the appointment of such receiver or receivers, ex parte, and waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Beneficiary, but nothing herein to be construed to deprive Beneficiary of any other right, remedy or privilege it may now have under the law to have a receiver appointed, provided, however, that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Beneficiary to receive payment of the rents, issues and profits pursuant to other terms and provisions hereof. In connection with any action brought by Beneficiary for appointment of a receiver as allowed herein, Grantor hereby consents to and confesses to the jurisdiction and venue of any competent court within the State of Colorado, including, without limitation, the El Paso County District Court, State of Colorado. Any money advanced by Beneficiary in connection with any such receivership shall be a demand obligation owing by Grantor to Beneficiary, shall bear interest from the date of making such advancement by Beneficiary until paid at the Default Rate, shall be added to the principal balance of the Note and shall be a part of the Indebtedness. The receiver or its agents shall be entitled to enter upon and take possession of any and all of the Property to the same extent and in the same manner as Grantor might lawfully do. The receiver, personally or through its agents or attorneys, may exclude Grantor and its agents, servants and employees wholly from the Property and may have, hold, use, operate, manage and control the same and each and every part thereof, and in the name of Grantor or Grantor’s agents, may exercise all of their rights and powers and use all of the then existing materials, current supplies, stores and assets and, at the expense of Grantor, maintain, restore, insure and keep insured the properties, equipment, and apparatus provided or required for use in connection with the business or businesses operated on the Land and may make all such necessary and proper repairs, renewals and replacements and all such useful alterations, additions, betterments and improvements as the receiver may deem judicious. Such receivership shall, at the option of Beneficiary, continue until full payment of all of the Indebtedness and Obligations secured hereby or until title to the Property shall have passed by foreclosure sale under this Deed of Trust or deed in lieu of foreclosure.

25. Forbearance by Beneficiary Not a Waiver. Any forbearance by Beneficiary in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. Beneficiary’s acceptance of payment of any sum secured by any of the Loan Documents after the due date of such payment shall not be a waiver of Beneficiary’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Beneficiary shall not be a waiver of Beneficiary’s right to accelerate the maturity of the Indebtedness, nor shall Beneficiary’s receipt of any awards, proceeds or damages under Paragraph 5 hereof operate to cure or waive Grantor’s default in payment or sums secured by any of the Loan Documents. With respect to all Loan Documents, only waivers made in writing by Beneficiary shall be effective against Beneficiary.

26. Waiver of Statute of Limitations. Grantor hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Loan Documents or to any action brought to enforce the Note or any other obligation secured by any of the Loan Documents.

27. Waiver of Homestead and Redemption. Grantor hereby waives all rights of homestead exemption in the Property. Grantor hereby waives all right of redemption on behalf of Grantor and on behalf of all other persons acquiring any interest or title in the Property subsequent to the date of this Deed of Trust, except decree or judgment creditors of Grantor.

28. Jury Trial Waiver. GRANTOR AND TRUSTEE, BY ITS ACCEPTANCE OF THIS DEED OF TRUST, EACH HEREBY WAIVES ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THE LOAN DOCUMENTS AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GRANTOR AND BY BENEFICIARY, AND GRANTOR ACKNOWLEDGES THAT NONE OF BENEFICIARY, TRUSTEE OR ANY PERSON ACTING ON BEHALF OF BENEFICIARY OR TRUSTEE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. GRANTOR AND TRUSTEE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT GRANTOR AND TRUSTEE HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THE LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. GRANTOR AND TRUSTEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THE LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL. /s/ EW

Initial

29. Indemnification. In addition to any other indemnifications provided in any of the other Loan Documents, Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and save harmless Beneficiary, Trustee, or any person or entity who is or will have been involved in the servicing of this Loan, as well as the respective affiliates, subsidiaries, persons controlling or under common control, directors, officers, shareholders, members, partners, employees, agents, servants, representatives, contractors, subcontractors, participants, successors and assigns of any and all of the foregoing (collectively, the “Indemnified Parties”), from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including without limitation reasonable attorneys’ fees and expenses), imposed upon or incurred by or asserted against any of the Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Deed of Trust, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Indebtedness, the Note, this Deed of Trust or any other Loan Documents; (c) any and all lawful action that may be taken by Beneficiary or Trustee in connection with the enforcement of the provisions of this Deed of Trust or the Note or any other Loan Documents, whether or not suit is filed in connection with same, or in connection with Grantor or any Principal becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any failure on the part of Grantor to perform or comply with any of the terms of this Deed of Trust; (f) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (g) any failure of the Property to comply with any laws or ordinances affecting or which may be interpreted to affect the Property; or (h) any representation or warranty made in the Note, this Deed of Trust or the other Loan Documents being false or misleading in any respect as of the date such representation or warranty was made. The obligations and liabilities of Grantor under this Paragraph 29 (A) shall survive for a period of one (1) year following any release of this Deed of Trust executed by Beneficiary and satisfaction of the Loan evidenced by the Loan Documents, and (B) shall survive the transfer or assignment of this Deed of Trust, the entry of a judgment of foreclosure, sale of the Property by nonjudicial foreclosure sale, or delivery of a deed in lieu of foreclosure (including, without limitation, any transfer by Grantor of any of its rights, title and interest in and to the Property to any party, whether or not affiliated with Grantor); provided, however, that any act or omission pursuant to subsections (a) through (h) above was taken or occurred prior to the payment in full of the Indebtedness.

30. Duty to Defend. Upon written request by an Indemnified Party, Grantor shall defend such Indemnified Party (if requested by an Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of the Indemnified Parties, their attorneys shall control the resolution of the claim or proceeding. Upon demand, Grantor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, and other professionals in connection therewith. Any amounts payable to any of the Indemnified Parties by reason of the application of Paragraph 29 or this Paragraph shall be secured by this Deed of Trust and shall become immediately due and payable and shall bear interest at the Default Rate specified in the Note from the date loss or damage is sustained by any of the Indemnified Parties until paid.

31. ERISA. Grantor covenants and agrees that during the term of the Loan, unless Beneficiary shall have previously consented in writing, (a) Grantor will take no action that would cause it to become an “employee benefit plan” as defined in 29 C.F.R. Section 2510.3-101, or “assets of a governmental plan” subject to regulation under the state statutes, and (b) Grantor will not sell, assign or transfer the Property, or any portion thereof or interest therein, to any transferee that does not execute and deliver to Beneficiary its written assumption of the obligations of this covenant. Grantor further covenants and agrees to protect, defend, indemnify and hold Beneficiary harmless from and against all loss, cost, damage and expense (including without limitation, all attorneys’ fees and excise taxes, costs of correcting any prohibited transaction or obtaining an appropriate exemption) that Beneficiary may incur as a result of Grantor’s breach of this covenant. This covenant and indemnity shall survive the extinguishment of the lien of this Deed of Trust by foreclosure or action in lieu thereof; furthermore, the foregoing indemnity shall supersede any limitations on Grantor’s liability under any of the Loan Documents.

32. No Oral Change. This Deed of Trust may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Grantor or Beneficiary, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

33. Notice. Except for any notice required under applicable law to be given in another manner, (a) any notice to Grantor provided for in the Loan Documents shall be given by mailing such notice by Federal Express or any other overnight carrier addressed to Grantor at Grantor’s address stated above or at such other address as Grantor may designate by notice to Beneficiary or Trustee as provided herein, and (b) any notice to Trustee or Beneficiary shall be given by Federal Express or any other overnight carrier to Trustee’s or Beneficiary’s address stated above or to such other address as Trustee or Beneficiary may designate by notice to Grantor as provided herein. Any notice provided for in the Loan Documents shall be deemed to have been given to Grantor, Trustee or Beneficiary on the first business day following such mailing in the manner designated herein.

34. Successors and Assigns Bound; Joint and Several Liability; Agents; Captions. The covenants and agreements contained in the Loan Documents shall bind, and the rights thereunder shall inure to, the respective successors and assigns of Trustee, Beneficiary and Grantor, subject to the provisions of Paragraph 15 hereof. All covenants and agreements of Grantor shall be joint and several. In exercising any rights under the Loan Documents or taking any actions provided for therein, Trustee or Beneficiary may act through its employees, agents, or independent contractors as authorized by Trustee or Beneficiary, respectively. The captions and headings of the paragraphs of this Deed of Trust are for convenience only and are not to be used to interpret or define the provisions hereof.

35. Governing Law; Severability. THIS DEED OF TRUST SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES OF SUCH STATE. IF ANY

PROVISION OF THE LOAN DOCUMENTS CONFLICTS WITH APPLICABLE LAW, SUCH CONFLICT SHALL NOT AFFECT OTHER PROVISIONS OF THE LOAN DOCUMENTS WHICH CAN BE GIVEN EFFECT WITHOUT THE CONFLICTING PROVISIONS, AND TO THIS END THE PROVISIONS OF THE LOAN DOCUMENTS ARE DECLARED TO BE SEVERABLE.

36. Release. Upon payment of all sums secured by this Deed of Trust, Beneficiary shall cause Trustee to release this Deed of Trust. Grantor shall pay Beneficiary’s and Trustee’s reasonable costs incurred in releasing this Deed of Trust and any financing statements related hereto.

37. Covenants Running with the Land. All covenants, conditions, warranties, representations and other obligations contained in this Deed of Trust and the other Loan Documents are intended by Grantor, Trustee and Beneficiary to be, and shall be construed as, covenants running with the Property until the lien of this Deed of Trust has been fully released by Beneficiary.

38. Terms. As used in the Loan Documents, (i) “business day” means a day when banks are not required or authorized to be closed in Chicago, Illinois; and (ii) the words “include” and “including” shall mean “including but not limited to” unless specifically set forth to the contrary.

39. Loss of Note. Upon notice from Beneficiary of the loss, theft, or destruction of the Note and upon receipt of indemnity reasonably satisfactory to Grantor from Beneficiary, or in the case of mutilation of the Note, upon surrender of the mutilated Note, Grantor shall make and deliver a new note of like tenor in lieu of the then to be superseded Note.

40. Changes in the Laws Regarding Taxation. If any law is amended, enacted or adopted after the date of this Deed of Trust which deducts the Indebtedness from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Indebtedness of Beneficiary’s interest in the Property, Grantor will pay such tax, with interest and penalties thereon, if any. In the event Beneficiary is advised by counsel chosen by it that the payment of such tax or interest and penalties by Grantor would be unlawful or taxable to Beneficiary or unenforceable or provide the basis for a defense of usury, then in any such event, Beneficiary shall have the option, by written notice of not less than forty-five (45) days, to declare the Indebtedness immediately due and payable.

41. Substitution of Trustee. Beneficiary may, from time to time by written instrument executed and acknowledged by Beneficiary and recorded in the county or counties where the Property is located, and by otherwise complying with the provisions of any applicable statutes, substitute a successor or successors for the Trustee named herein or acting hereunder.

42. Exculpation. This Deed of Trust and other Loan Documents and all of Grantor’s obligations hereunder and thereunder are subject to the provisions of Paragraph 11 of the Note entitled Exculpation. All of the provisions of the Note, including Paragraph 11, are incorporated herein by this reference.

43. Disclosure of Information. Beneficiary shall have the right (but shall be under no obligation) to make available to any party for the purpose of granting participation in or selling, transferring, assigning or conveying all or any part of the Loan (including any governmental agency or authority and any prospective bidder at any foreclosure sale of the Property) any and all information which Beneficiary may have with respect to the Property and Grantor, whether provided by Grantor, any Principal or any third party or obtained as a result of any environmental assessments. Grantor and each Principal agree that Beneficiary shall have no liability whatsoever as a result of delivering any such information to any third party, and Grantor and each Principal, on behalf of themselves and their successors and assigns, hereby release and discharge Beneficiary from any and all liability, claims, damages, or causes of action, arising out of, connected with or incidental to the delivery of any such information to any third party.

44. Sale of Loan; Securitization. Beneficiary, at any time and without the consent of Grantor or any Principal, may grant participation in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, the servicing of the Loan, this Deed of Trust and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan. Grantor covenants to cooperate with Beneficiary’s efforts in the securitization of the Loan; such cooperation includes Grantor’s obligation to (a) make non-material modifications of the Loan Documents (such modifications shall not increase the amount of the Indebtedness), (b) provide additional information regarding Grantor’s financial statements, (c) deliver updated information regarding Grantor and the Property, and (d) review Beneficiary’s securitization offering materials to the extent such materials relate to Grantor, the Property or the Loan and (e) respond to any inquiries of Beneficiary or other party relating thereto. Grantor agrees to represent and warrant the absence of misstatements and/or omissions in the information relating to Grantor, the Property and the Loan that is contained in the offering materials and which has been furnished to or approved by Grantor. Grantor shall not be liable for Beneficiary’s post-closing costs incurred pursuant to any securitization of the Loan by Beneficiary.

45. Intentionally Omitted.

46. Actions and Proceedings. Beneficiary and Trustee have the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Grantor, which Beneficiary and Trustee, in their discretion, decide should be brought to protect their respective interests in the Property. Beneficiary and Trustee shall, at their option, be subrogated to the lien of any Deed of Trust or other security instrument discharged in whole or in party by the Indebtedness, and any such subrogation rights shall constitute additional security for the payment of the Indebtedness.

47. No Third Party Beneficiaries. The provisions of this Deed of Trust and the other Loan Documents are for the benefit of Grantor and Beneficiary and shall not inure to the benefit of any third party (other than any successor or assignee of Beneficiary). This Deed of Trust and the other Loan Documents shall not be construed as creating any rights, claims or causes of action against Beneficiary or any of its officers, directors, agents or employees in favor of any party other than Grantor including but not limited to any claims to any sums held in the Replacement Reserve or the TI and Leasing Reserve.

48. Exhibits and Riders. The following Exhibits and Riders (which may contain additional representations, warranties, and covenants) are attached to this Deed of Trust and hereby made a part of this Deed of Trust: Exhibit A (legal description for Land) Exhibit B (definition of Personal Property), and Exhibit C (pending and threatened litigation).

49. Trustee’s Costs. Grantor shall pay all costs, fees and expenses incurred by Trustee and Trustee’s agents and counsel in connection with the Trustee’s performance of its duties hereunder and all such costs, fees and expenses shall be secured by this Deed of Trust.

50. Counterparts. This Deed of Trust may be executed in any number of counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

IN WITNESS WHEREOF, Grantor has executed this Deed of Trust or has caused the same to be executed by its representatives thereunto duly authorized.

Witness/Attest:	Grantor:

PERIDOT PROPERTIES I, LLC,
a Colorado limited liability company

	By:	/s/ Edward M. Warner
Name: Edward M. Warner
Its: Manager and Sole Member

STATE OF COLORADO

COUNTY OF DENVER

The foregoing instrument was acknowledged before me this 13th day of October, 2001 by Edward M. Warner, the Manager and Sole Member of Peridot Properties I, LLC, a Colorado limited liability company. Witness my hand and official seal.

/s/ Miriam E.Ellsworth
Notary

My commission expires:	3/17/02

EXHIBIT A

LEGAL DESCRIPTION

LEGAL DESCRIPTION

FILE NO. 1239099

“EXHIBIT A”

PARCEL 1:

A PARCEL OF LAND IN THE EAST ONE-HALF OF SECTION 22, TOWNSHIP 14 SOUTH, RANGE 66 WEST OF THE 6TH PRINCIPAL MERIDIAN, BEING ALL OF LOT 2, BLOCK 2 OF ACADEMY POINT SUBDIVISION, CITY OF COLORADO SPRINGS, AS SHOWN ON PLAT RECORDED MAY 4, 1981 IN BOOK N-3 AT PAGE 77, AS ADJUSTED BY PROPERTY BOUNDARY ADJUSTMENT RECORDED DECEMBER 5, 1983 IN BOOK 3810 AT PAGE 678, COUNTY OF EL PASO, STATE OF COLORADO, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SAID SECTION 22;

THENCE NORTH 00 DEGREES 25 MINUTES 09 SECONDS WEST A DISTANCE OF 1069.74 FEET ALONG THE EAST LINE OF SAID SECTION 22 TO A POINT;

THENCE NORTH 89 DEGREES 56 MINUTES 30 SECONDS WEST A DISTANCE OF 80.00 FEET TO A POINT ON THE WESTERLY RIGHT-OF-WAY FOR SOUTH ACADEMY BOULEVARD EXTENDED, “A 110 FOOT RIGHT-OF-WAY”;

THENCE NORTH 00 DEGREES 25 MINUTES 09 SECONDS WEST A DISTANCE OF 60.00 FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY FOR FOUNTAIN BOULEVARD EXTENDED, “A 110 FOOT RIGHT-OF-WAY”;

THENCE NORTH 89 DEGREES 56 MINUTES 30 SECONDS WEST A DISTANCE OF 10.00 FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY FOR SAID FOUNTAIN BOULEVARD, SAID POINT ALSO BEING THE TRUE POINT OF BEGINNING;

THENCE ALONG SAID RIGHT-OF-WAY FOR FOUNTAIN BOULEVARD FOR THE FOLLOWING FOUR (4) COURSES:

NORTH 89 DEGREES 56 MINUTES 30 SECONDS WEST A DISTANCE OF 241.07 FEET TO A POINT OF CURVATURE;

THENCE 217.82 FEET ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 390.00 FEET, A CENTRAL ANGLE OF 32 DEGREES 00 MINUTES 00 SECONDS AND WHOSE CHORD BEARS NORTH 73 DEGREES 56 MINUTES 30 SECONDS WEST A DISTANCE OF 215.00 FEET TO A POINT OF TANGENCY;

THENCE NORTH 57 DEGREES 56 MINUTES 30 SECONDS WEST A DISTANCE OF 245.00 FEET TO A POINT;

THENCE NORTH 12 DEGREES 56 MINUTES 30 SECONDS WEST A DISTANCE OF 21.21 FEET A POINT ON THE EASTERLY RIGHT-OF-WAY FOR ACADEMY PARK LOOP, “AN 80-95 FOOT VARIABLE RIGHT-OF-WAY”;

LEGAL DESCRIPTION

FILE NO. 1239099

PARCEL 1 (CONT’D):

THENCE ALONG SAID EASTERLY RIGHT-OF-WAY FOR ACADEMY PARK LOOP FOR THE FOLLOWING THREE COURSES:

NORTH 32 DEGREES 03 MINUTES 30 SECONDS EAST A DISTANCE OF 35.00 FEET TO A POINT OF CURVATURE;

THENCE 249.40 FEET ALONG A CURVE TO THE LEFT, HAVING A RADIUS OF 440.00 FEET, A CENTRAL ANGLE OF 32 DEGREES 28 MINUTES 39 SECONDS AND WHOSE CHORD BEARS NORTH 15 DEGREES 49 MINUTES 11 SECONDS EAST A DISTANCE OF 246.08 FEET TO A POINT OF TANGENCY;

THENCE NORTH 00 DEGREES 25 MINUTES 09 SECONDS WEST A DISTANCE OF 100.37 FEET TO A POINT;

THENCE NORTH 89 DEGREES 34 MINUTES 51 SECONDS EAST A DISTANCE OF 150.00 FEET TO A POINT;

THENCE SOUTH 00 DEGREES 25 MINUTES 09 SECONDS EAST A DISTANCE OF 40.00 FEET TO A POINT;

THENCE NORTH 89 DEGREES 34 MINUTES 51 SECONDS EAST A DISTANCE OF 430.91 FEET

TO A POINT ON THE WESTERLY RIGHT-OF-WAY FOR SOUTH ACADEMY BOULEVARD;

THENCE SOUTH 00 DEGREES 25 MINUTES 09 SECONDS EAST A DISTANCE OF 526.50 FEET ALONG SAID WESTERLY RIGHT-OF-WAY FOR ACADEMY BOULEVARD TO A POINT;

THENCE SOUTH 33 DEGREES 25 MINUTES 03 SECONDS WEST A DISTANCE OF 17.96 FEET TO THE TRUE POINT OF BEGINNING,

COUNTY OF EL PASO,

STATE OF COLORADO.

PARCEL 2:

NON-EXCLUSIVE EASEMENT AND RIGHT-OF-WAY FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS, AS MORE PARTICULARLY DEFINED IN THAT CERTAIN LANDSCAPE AND FIRE LANE EASEMENT AGREEMENT RECORDED DECEMBER 21, 1983 IN BOOK 3816 AT PAGE 530,

COUNTY OF EL PASO,

STATE OF COLORADO.

EXHIBIT B

THE PERSONAL PROPERTY

As used herein, the following items are referred to as the “Personal Property”:

All assets of Grantor, of every kind and nature, now existing and hereafter acquired and arising and wherever located, related to the ownership or operation of the Land and Improvements, including without limitation, accounts, deposit or reserve accounts, commercial tort claims, letter of credit rights, chattel paper (including electronic chattel paper), documents, instruments, investment property, general intangibles (including intangibles), software, goods, inventory, equipment, furniture and fixtures, all supporting obligations of the foregoing, and all cash and noncash proceeds and products (including without limitation insurance proceeds) of the foregoing, and all additions and accessions thereto, substitutions therefor and replacements thereof, and including, without limitation, the following:

(a) All apparatus, machinery, devices, fixtures, communication devices, systems and equipment, fittings, appurtenances, equipment, appliances, furniture, furnishings, appointments, accessories, landscaping, plants and all other items of personal property located at the Land and/or the Improvements (as defined in the Mortgage, Security Agreement and Fixture Filing to which this Exhibit B is attached) located on such Land (collectively the “Property”) or used in the operation or maintenance of the Property or any business or operation conducted thereon. All fixtures and equipment now or hereafter installed for use in the operation of the buildings, structures and improvements now or hereafter on the Property, including but not limited to, all lighting, heating, cooling, ventilating, air-conditioning, plumbing, sprinkling, incinerating, refrigerating, air-cooling, lifting, fire extinguishing, cleaning, entertaining, security, communicating and electrical and power systems, and the machinery, appliances, fixtures and equipment pertaining thereto, all awnings, ovens, stoves, refrigerators, dishwashers, disposals, carpeting, switchboards, engines, motors, tanks, pumps, screens, storm doors and windows, shades, floor coverings, ranges, washers, dryers, disposals, cabinets, furniture, partitions, conduits, ducts and compressors, and all elevators and escalators and the machinery and appliances, fixtures and equipment pertaining thereto, other than any such items that are owned by tenants of all or any portion of the Property;

(b) Any and all revenues, receivables and income now owned or hereafter acquired and arising from or out of the Property and/or the businesses and operations conducted thereon;

(c) Any and all other personal property of any kind, nature or description, whether tangible or intangible, (including without limitation, any and all goods, accounts, contract rights, franchises, licenses, permits, chattel paper, money, documents, instruments and general intangibles) of Grantor arising from, relating to or used in connection with the operation or maintenance of the Property, whether now owned or hereafter acquired, or in which Grantor now has or shall hereafter acquire any right, title or interest whatsoever (whether by bill of sale, lease, conditional sales contract, or other title retention document or otherwise);

(d) All awards or payments, including interest thereon, that may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain or condemnation (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(e) All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any application or proceedings for reduction;

(f) All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(g) All accounts, escrows, impounds, reserves, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, permits, consents, licenses (including liquor licenses, to the extent assignable), license agreements, operating contracts, contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Property) and all management, franchise, service, supply and maintenance contracts and agreements, and any other agreements, permits or contracts of any nature whatsoever now or hereafter obtained or entered into by the Grantor with respect to the operation or ownership of the Property; and all approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Land); and all causes of action that now or hereafter relate to, are derived from or are used in connection with the Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon; and

(h) All additions and accessories to any of the foregoing, all proceeds, products, offspring, rents and profits from any of the foregoing, including, without limitation, those from sale, exchange, transfer, collection, loss, damage, renewal, disposition, substitution or replacement of any of the foregoing, and all of the books and records pertaining to any of the foregoing.

Secured Party: Secured Party’s Address:	LaSalle Bank National Association 135 S. LaSalle Street, Suite 1225, Chicago, Illinois 60603 Attn: Real Estate Capital Markets Division

Grantor: Grantor’s Address:	Peridot Properties I LLC, a Colorado limited liability company 1625 Larimer Street, #2005, Denver, Colorado 80202

Trustee: Trustee’s Address:	The Public Trustee of EI Paso County 105 East Vermijo Avenue, Suite 101, Colorado Springs, Colorado 80903

EXHIBIT C

PENDING AND THREATENED LITIGATION

Complaint and Jury Demand filed against Ed Warner in District Court, City and County of Denver, Colorado in case number 01CV4226.

[See Paragraph 12(o)]

EXHIBIT D

TENANTS-IN-COMMON AGREEMENT